Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-1 (No. 333-257768), and Form S-8 (Nos. 333-258910 and 333-260867) of our report dated May 27, 2022, with respect to the consolidated financial statements of 23andMe Holding Co.

/s/ KPMG LLP

Santa Clara, CA

May 27, 2022